AMENDMENT DATED DECEMBER 18, 2003

    TO JANUS ADVISER AMENDED AND RESTATED TRUST INSTRUMENT DATED MAY 9, 2003

     Pursuant to authority granted by the Trustees, Schedule A of the Amended and Restated Trust Instrument is amended to reflect the abolishment and rescission of Dividend Capture Fund as a series of Janus Adviser:

                                   SCHEDULE A

Series of the Trust                                       Available Classes

International Equity Fund                                  Investor Class
                                                           Class A Shares
                                                           Class C Shares
                                                           Class I Shares

U.S. Value Fund                                            Investor Class
                                                           Class A Shares
                                                           Class C Shares
                                                           Class I Shares